Exhibit 99.1

         MARLIN BUSINESS SERVICES CORP. REPORTS SECOND QUARTER EARNINGS

    MOUNT LAUREL, N.J., Aug. 3 /PRNewswire-FirstCall/ -- Marlin Business Services Corp. (Nasdaq: MRLN) today reported net income of $5.3 million for the second quarter ended June 30, 2006, a 17.8% increase over net income of $4.5 million for the same period in 2005. Diluted earnings per share was $0.44 for the second quarter of 2006, an increase of 15.8% compared to $0.38 for the same period in 2005. Due to better than expected collections on leases in areas effected by Hurricane Katrina, net income was positively impacted by an after tax reduction of reserves for expected losses of $545,000 or $.045 per diluted earnings per share.

    For the six months ended June 30, 2006, net income was $10.0 million compared to $8.4 million for the same period in 2005. Diluted earnings per share for the six-month period ended June 30, 2006 was $0.83 compared with $0.71 for the same period in 2005. Net income for the six-month period ended June 30, 2006 was impacted by the same after tax reduction of reserves for expected losses related to Katrina of $545,000, or $.045 per diluted earnings per share.

    "I'm pleased to report a solid quarter of results," said Daniel P. Dyer, Chairman and CEO of Marlin. "Performance was led by solid gains in new lease production and exceptional credit quality."

    Highlights for the quarter ended June 30, 2006 include:

    Asset Origination

     - Based on initial equipment cost, the company set records for new originations for both the quarter at $97.9 million and a single month (June) at $35.5 million. Net investment in leases was $622.8 million at June 30, 2006.

     - The average implicit yield on new business was 12.68% for the quarter ended June 30, 2006 compared to 12.84% for the quarter ended March 31, 2006.

     - Our end-user customer base grew to more than 85,000 at June 30, 2006 compared to 81,000 at June 30, 2005. The number of active leases in our portfolio was approximately 107,000 at June 30, 2006.

    Net Interest and Fee Margin and Cost of Funds

     - The interest income yield was 12.54% as a percentage of average net investment in leases for the quarter ended June 30, 2006, which is flat from the quarter ended March 31, 2006.

     - Fee income as a percentage of average net investment in leases was 3.44% for the quarter ended June 30, 2006 compared to 3.45% for the quarter ended March 31, 2006.

     - The average cost of funds as a percentage of net investment in leases was 4.06% for the quarter ended June 30, 2006. This was a 19 basis point increase from the 3.87% for the quarter ended March 31, 2006 and is primarily attributed to higher interest costs on the Company's variable rate warehouse facilities. Interest rates on such facilities have risen due to continued Fed actions to raise short-term rates.

     - The Net interest and fee margin was 11.92% as a percentage of average net investment in leases for the quarter ended June 30, 2006; a decrease of 20 basis points compared to 12.12% for the quarter ended March 31, 2006.

    Credit Quality

     - Net charge-offs totaled $2.1 million for the quarter ended June 30, 2006 compared to $2.3 million for the first quarter of 2006. On an annualized basis, net charge-offs were 1.44% of average net investment in leases during the second quarter of 2006 compared to 1.64% for the first quarter of 2006.

     - As of June 30, 2006, 0.54% of our total lease portfolio was 60 or more days delinquent, compared to 0.49% as of March 31, 2006 and 0.57% as of June 30, 2005.

     - Allowance for credit losses was $7.4 million as of June 30, 2006, compared to $7.9 million as of March 31, 2006. Allowance for credit losses as a percentage of net investment in leases was 1.21% at June 30, 2006 compared to 1.37% at March 31, 2006.

     - The decrease in our allowance for credit losses resulted primarily from improved credit quality of the leases in areas affected by Hurricane Katrina. During the third quarter of 2005 we recorded additional reserves of $1.25 million pretax for expected losses from the areas hardest hit by Hurricane Katrina. Through June 30, 2006 we have yet to experience significant aggregate charge-offs related to Hurricane Katrina. Based on our ongoing monitoring and review of these accounts we determined that the remaining reserve for Katrina losses of approximately $0.9 million pretax was no longer required, resulting in a reduction of the provision. This had a $0.045 positive effect on diluted EPS for the quarter ended June 30, 2006.

     - At June 30, 2006, the allowance for credit losses was 190.59% of leases 60 or more days delinquent compared to 179.80% at June 30, 2005.

     - In conjunction with this release, static pool loss statistics have been updated as supplemental information on the investor relations section of our website at http://www.marlincorp.com.

    Operating Expenses

     - Salaries and benefits expense was $5.3 million in the second quarter of 2006 compared to $5.1 million in the first quarter of 2006. Salaries and benefits expense was 3.55% as an annualized percentage of average net investment in leases for the second quarter of 2006. Salaries and benefits included $122,000 of expenses in the second quarter of 2006 related to Marlin Business Bank (in organization). In addition, option-related compensation expense totaled $225,000 in the second quarter due to the adoption of SFAS 123(R).

     - Other general and administrative expenses were $3.1 million in the second quarter of 2006 compared to $2.7 million in the first quarter of 2006. The increase is primarily attributable to higher personal property tax administration fees of $100,000 and audit and filing fees of $144,000. Other general and administrative expenses as an annualized percentage of average net investment in leases were 2.08% for the second quarter of 2006 compared to 1.93% for the first quarter of 2006.

    Funding and Liquidity

     - Our debt to equity ratio was 4.17:1 at June 30, 2006 compared to 4.23:1 at March 31, 2006.

     - Capital increased an additional $569,000 through the exercise of employee stock options and the related tax benefits in the second quarter of 2006.

    Other

     - In October 2005, Marlin submitted an application for an Industrial Bank Charter with the FDIC and the State of Utah Department of Financial Institutions. On Friday, July 28, 2006 the Federal Deposit Insurance Corp (FDIC) announced that it has placed a six month moratorium on all industrial bank applications. For more information please go to http://www.fdic.gov.

    Conference Call and Webcast

    We will host a conference call on Friday, August 4, 2006 at 9:00 a.m. EDT to discuss our second quarter 2006 results. If you wish to participate, please call (800) 540-0559 approximately 10 minutes in advance of the call time. The conference ID will be: "7MARLIN." The call will also be Webcast on the Investor Relations page of the Marlin Business Services Corp. website, http://www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 90 days.

    About Marlin Business Services Corp.

    Marlin Business Services Corp. is a nationwide provider of equipment leasing solutions primarily to small businesses. The Company's principal operating subsidiary, Marlin Leasing Corporation, finances over 60 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e. leasing transactions less than $250,000). The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. In addition to its executive offices in Mount Laurel, NJ, Marlin has regional offices in or near Atlanta, Chicago, Denver, Philadelphia and Salt Lake City. For more information, visit http://www.marlincorp.com or call toll-free at (888) 479-9111.

    Forward-Looking Statements

    This release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K/A filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

                         MARLIN BUSINESS SERVICES CORP.
                                AND SUBSIDIARIES
                           Consolidated Balance Sheets
                                 (in thousands)

                                                     June 30,      December 31,
                                                       2006            2005
                                                   ------------    ------------
                                                   (unaudited)
Assets
Cash and cash equivalents                          $      3,168    $     34,472
Restricted cash                                          54,457          47,786
Net investment in direct financing leases               622,815         572,581
Property and equipment, net                               3,533           3,776
Property tax receivables                                    956             191
Fair value of cash flow hedges                            6,107           3,383
Other assets                                              7,071           8,800
                                                   ------------    ------------
Total assets                                       $    698,107    $    670,989
                                                   ============    ============

Liabilities and Stockholders' Equity

Revolving and term secured borrowings              $    526,286    $    516,849

Other liabilities:
Sales and property taxes payable                         11,981           7,702
Accounts payable and accrued expenses                     8,464           8,467
Deferred income tax liability                            25,135          25,362
                                                   ------------    ------------
      Total liabilities                                 571,866         558,380

Stockholders' equity:
Common Stock, $0.01 par value; 75,000 shares
 authorized; 11,976 and 11,755 shares issued
 and outstanding, respectively                              120             117
Preferred Stock, $0.01 par value; 5,000 shares
 authorized; none issued                                      -               -
Additional paid-in capital                               79,604          77,186
Stock subscription receivable                               (21)            (25)
Cumulative other comprehensive income                     4,705           3,520
Retained earnings                                        41,833          31,811
                                                   ------------    ------------
      Total stockholders' equity                        126,241         112,609
                                                   ------------    ------------
      Total liabilities and stockholders'
       equity                                      $    698,107    $    670,989
                                                   ============    ============

                         MARLIN BUSINESS SERVICES CORP.
                                AND SUBSIDIARIES
                      Consolidated Statements of Operations
                  (dollars in thousands, except share amounts)
                                   (unaudited)

                                          Three Months Ended           Six Months Ended
                                               June 30,                    June 30,
                                       -------------------------   -------------------------
                                           2006         2005          2006           2005
                                       -----------   -----------   -----------   -----------
Income:
  Interest income                      $    18,549   $    16,389   $    36,368   $    32,103
  Fee income                                 5,097         4,586        10,004         9,034
                                       -----------   -----------   -----------   -----------
Interest and fee income                     23,646        20,975        46,372        41,137
  Interest expense                           6,006         4,792        11,501         9,285
                                       -----------   -----------   -----------   -----------

    Net interest and fee
     income                                 17,640        16,183        34,871        31,852

  Provision for credit losses                1,599         2,270         4,014         4,950
                                       -----------   -----------   -----------   -----------

    Net interest and fee
     income after provision
     for credit losses                      16,041        13,913        30,857        26,902

  Insurance and other income                 1,229         1,217         2,584         2,389
                                       -----------   -----------   -----------   -----------
    Operating income                        17,270        15,130        33,441        29,291

  Salaries and benefits                      5,254         4,391        10,399         8,824
  General and administrative                 3,078         2,971         5,824         5,797
  Financing related costs                      198           410           653           783
                                       -----------   -----------   -----------   -----------

    Income before income
     taxes                                   8,740         7,358        16,565        13,887
  Income taxes                               3,452         2,874         6,543         5,453
                                       -----------   -----------   -----------   -----------

  Net income                           $     5,288   $     4,484   $    10,022   $     8,434
                                       ===========   ===========   ===========   ===========

Basic earnings per share               $      0.45   $      0.39   $      0.85   $      0.73
                                       ===========   ===========   ===========   ===========
Diluted earnings per share             $      0.44   $      0.38   $      0.83   $      0.71
                                       ===========   ===========   ===========   ===========
Shares used in computing
 basic earnings per share               11,780,018    11,508,519    11,740,989    11,483,678
                                       ===========   ===========   ===========   ===========
Shares used in computing
 diluted earnings per
 share                                  12,092,752    11,912,329    12,074,066    11,891,369
                                       ===========   ===========   ===========   ===========

                           SUPPLEMENTAL QUARTERLY DATA
                  (dollars in thousands, except share amounts)
                                   (unaudited)

Quarter Ended:                        6/30/2005        9/30/2005        12/31/2005
----------------------------------   ------------     ------------     ------------
New Asset Production:
# of Sales Reps                                95              113              103
# of Leases                                 8,798            8,142            7,566
Equipment Volume                     $     85,007     $     79,632     $     76,472

Average monthly sources                     1,361            1,306            1,202

Implicit Yield on New Business              12.70%           12.61%           12.87%

Net interest and fee margin
Interest Income Yield                       12.76%           13.03%           12.96%
Fee Income Yield                             3.57%            3.15%            3.39%
Interest and Fee Income Yield               16.33%           16.18%           16.35%
Cost of Funds                                3.73%            4.19%            4.28%
Net interest and Fee Margin                 12.60%           11.99%           12.07%

Average Net Investment in Leases     $    513,919     $    536,874     $    554,705

Portfolio Asset Quality:
60+ Days Past Due Delinquencies              0.57%            0.72%            0.61%
60+ Days Past Due Delinquencies      $      3,535     $      4,656     $      4,063

Net Charge-offs                      $      2,231     $      1,965     $      2,513
% on Average Net Investment in
 Leases Annualized                           1.74%            1.46%            1.81%

Allowance for Credit Losses          $      6,355     $      7,900     $      7,813
% of 60+ Delinquencies                     179.80%          169.70%          192.30%

90+ Day Delinquencies (Non-
 earning)                            $      1,705     $      2,039     $      2,017

Balance Sheet:

Assets
Investment in Direct Financing
 Leases                              $    526,934     $    547,868     $    562,039
Initial Direct Costs and Fees              16,918           17,902           18,355
Reserve for Credit Losses                  (6,355)          (7,900)          (7,813)
Net Investment in Leases             $    537,497     $    557,870     $    572,581
Cash and Cash Equivalents                   6,259           51,656           34,472
Restricted Cash                            44,370          108,295           47,786
Other Assets                               13,465           15,112           16,150
Total Assets                         $    601,591     $    732,933     $    670,989

Liabilities
Total Debt                           $    460,919     $    582,611     $    516,849
Other Liabilities                          39,369           42,851           41,531
Total Liabilities                    $    500,288     $    625,462     $    558,380

Stockholders' Equity
Common Stock                         $        117     $        117     $        117
Paid-in Capital, net                       75,853           76,528           77,161
Other Comprehensive Income                  1,336            3,386            3,520
Retained Earnings                          23,997           27,440           31,811
Total Stockholders' Equity           $    101,303     $    107,471     $    112,609

Total Liabilities and
 Stockholders' Equity                $    601,591     $    732,933     $    670,989

Capital and Leverage:

Tangible Equity                      $    101,303     $    107,471     $    112,609
Debt to Tangible Equity                      4.55             5.42             4.59

Expense Ratios:

Salaries and Benefits Expense        $      4,391     $      4,567     $      4,781
Salaries and Benefits Expense
 annualized % of Avg. Net Invest             3.42%            3.40%            3.45%

Total personnel end of quarter                277              308              296

General and Administrative Expense   $      2,971     $      3,049     $      3,062
General and Administrative Expense
 annualized % of Avg. Net Invest             2.31%            2.27%            2.21%

Efficiency Ratio                            42.31%           44.13%           43.87%

Net Income:
Net Income                           $      4,484     $      3,444     $      4,370

Annualized Performance Measures:
Return on Average Assets                     3.03%            2.06%            2.49%

Return on Average Stockholders
 Equity                                     18.09%           13.20%           15.89%

Per Share Data:

Number of Shares - Basic               11,508,519       11,608,450       11,646,864
EPS- Basic                           $       0.39     $       0.30     $       0.38

Number of Shares - Diluted             11,912,329       12,048,274       12,075,882
EPS- Diluted                         $       0.38     $       0.29     $       0.36

Quarter Ended:                          3/31/2006        6/30/2006
------------------------------------   ------------     ------------
New Asset Production:
# of Sales Reps                                 101              103
# of Leases                                   7,734            8,553
Equipment Volume                       $     82,049     $     97,871

Average monthly sources                       1,219            1,333

Implicit Yield on New Business                12.84%           12.68%

Net interest and fee margin
Interest Income Yield                         12.54%           12.54%
Fee Income Yield                               3.45%            3.44%
Interest and Fee Income Yield                 15.99%           15.98%
Cost of Funds                                  3.87%            4.06%
Net interest and Fee Margin                   12.12%           11.92%

Average Net Investment in Leases       $    568,248     $    591,905

Portfolio Asset Quality:
60+ Days Past Due Delinquencies                0.49%            0.54%
60+ Days Past Due Delinquencies        $      3,320     $      3,867

Net Charge-offs                        $      2,324     $      2,133
% on Average Net Investment in
 Leases Annualized                             1.64%            1.44%

Allowance for Credit Losses            $      7,904     $      7,370
% of 60+ Delinquencies                       238.10%          190.59%

90+ Day Delinquencies (Non-earning)    $      1,544     $      1,648

Balance Sheet:

Assets
Investment in Direct Financing
 Leases                                $    577,219     $    609,359
Initial Direct Costs and Fees                19,329           20,826
Reserve for Credit Losses                    (7,904)          (7,370)
Net Investment in Leases               $    588,644     $    622,815
Cash and Cash Equivalents                     4,929            3,168
Restricted Cash                              52,987           54,457
Other Assets                                 23,735           17,667
Total Assets                           $    670,295          698,107

Liabilities
Total Debt                             $    504,459     $    526,286
Other Liabilities                            46,645           45,580
Total Liabilities                      $    551,104     $    571,866

Stockholders' Equity
Common Stock                           $        118     $        120
Paid-in Capital, net                         78,308           79,583
Other Comprehensive Income                    4,220            4,705
Retained Earnings                            36,545           41,833
Total Stockholders' Equity             $    119,191     $    126,241

Total Liabilities and
 Stockholders' Equity                  $    670,295     $    698,107

Capital and Leverage:

Tangible Equity                        $    119,191     $    126,241
Debt to Tangible Equity                        4.23             4.17

Expense Ratios:

Salaries and Benefits Expense          $      5,145     $      5,254
Salaries and Benefits Expense
 annualized % of Avg. Net Invest               3.62%            3.55%

Total personnel end of quarter                  301              319

General and Administrative Expense     $      2,746     $      3,078
General and Administrative Expense
 annualized % of Avg. Net Invest               1.93%            2.08%

Efficiency Ratio                              42.46%           44.16%

Net Income:
Net Income                             $      4,734     $      5,288

Annualized Performance Measures:
Return on Average Assets                       2.82%            3.09%

Return on Average Stockholders
 Equity                                       16.34%           17.24%

Per Share Data:

Number of Shares - Basic                 11,702,161       11,780,018
EPS- Basic                             $       0.40     $       0.45

Number of Shares - Diluted               12,042,436       12,092,752
EPS- Diluted                           $       0.39     $       0.44

SOURCE  Marlin Business Services Corp.
    -0-                             08/03/2006
    /CONTACT: Lynne Wilson of Marlin Business Services Corp., +1-856-359-9111 x4108/
    /Web site:  http://www.marlincorp.com /
    (MRLN)